As filed with the Securities and
                      Exchange Commission on May 24, 2000
                                 File No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933


                           OAK BROOK CAPITAL IV, INC.
            (Exact Name of Registrant as Specified in its Charter)

                 1999 and 2000 Consultation Service Agreements
                            (Full name of the plan)


     COLORADO                      000-25019                   05-0499528
   --------------             ---------------------      ---------------------
   (State of                  (Commission File No.)      (IRS Employer ID No.)
   Incorporation)


                           1250 Turks Head Building
                            Providence, RI  02903
                    ---------------------------------------
                    (Address of Principal Executive Offices)


                             NADEAU & SIMMONS, P.C.
                            1250 TURKS HEAD BUILDING
                              PROVIDENCE, RI 02903
                    ---------------------------------------
                    (Name and Address of agent for service)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line:

     [X]

                        CALCULATION OF REGISTRATION FEE

                        Proposed(1)(2)   Proposed(2)(3)

Title of         Maximum             Maximum
Securities       Amount              Offering        Aggregate   Amount of
to be            to be               Price           Offering    Registration
Registered       Registered(4)       Per Share       Price       Fee (3)
-------------------------------------------------------------------------------

Common Stock     2,105,200           $.0038          $8,000      $2.76


(1) The securities registered hereunder are shares of the registrant's common stock, no par value.

(2)  Estimated for purpose of calculating the registration fee.

(3) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, and based upon the average of the bid and ask prices per share of the Registrant's Common Stock on a date within five (5) days prior to the date of filing of this Registration Statement, if any, as quoted on Nasdaq. (Since no quote is now published, it was assumed at no par value for purposes only of calculating the filing fee).

(4) Shares of the registrant's common stock issuable to consultants under the registrant's 1999 and 2000 Consultation Service Agreements.

                           --------------------------

                           FORWARD LOOKING STATEMENTS

                           --------------------------

THIS FORM S-8 AND OTHER STATEMENTS ISSUED OR MADE FROM TIME TO TIME BY OAK BROOK CAPITAL IV, INC. (HEREINAFTER REFERRED TO AS "OAK BROOK" AND/OR "COMPANY") OR ITS REPRESENTATIVES CONTAIN STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

FIFTEEN U.S.C.A. SECTIONS 77Z-2 AND 78U-5 (SUPP. 1996). THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF AEI AND MEMBERS OF ITS MANAGEMENT TEAM AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED.

PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY
SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE
IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS EXHIBIT 99.1 TO THIS FORM S-8, AND ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME.

--------------------------------------------------------------------------------

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the 1998 and 1999 Consultation Services Agreements pursuant to Rule 428(b)(1).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are following by reference into the registration statement:

(a)-1. The Company's Form 10-KSB for FYE December 31, 1999, the Company's Form 10-QSB filed for March 31, June 30 and September 30, respectively, and all other reports filed pursuant to section 13(a) or 15(d) since the end of the year covered by the annual report dated FYE December 31, 1998.

(a)-2. The Company's Form 10-QSB for March 31, 2000, and all other reports filed pursuant to section 13(a) or 15(d) since the end of the year covered by above annual report.

(a)-3. The Registration Statement on Form 10-SB filed on October 23, 1999, as amended, pursuant to Section 12(g) of the Securities Exchange Act which became effective on December 23, 1998 pursuant to Section 12(g)(1)(B) of the Securities Exchange Act of 1934, File No. 000-24989.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

The description of the Company's common stock which is contained in the Third Amendment to the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.


ITEM 4.  DESCRIPTION OF SECURITIES

Common Stock:

Securities are registered under Section 12(g) of the Exchange Act.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock to be issued pursuant to this registration statement will be passed upon by Nadeau & Simmons, P.C. (the "firm"). Mark T. Thatcher, presently serving in an "of counsel" capacity to the firm is a director, officer and beneficial owner in the Company, and has held such positions since inception.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado Business Corporation Act (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by the Act.

The Company's Bylaws limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Colorado law.

Article 109 of the Colorado Business Corporation Act: (i) gives Colorado corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys fees) judgments, fines and other amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits, or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; (ii) gives an officer or director who successfully defends an action the right to be so indemnified; and (iii) permits a corporation to buy directors' and officers' liability insurance.

As permitted by Colorado law, the Registrant's Articles of Incorporation provide that the Registrant will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. The Registrant's Articles of Incorporation also exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts which constitute improper distributions to shareholders in violation of Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Does not apply.


                                    PART III


ITEM 8.  EXHIBITS

EXHIBIT INDEX

      Exhibit No.    Exhibit

#     3(a)           Articles of Incorporation

#     3(b)           Bylaws

#     4(a)           Agreements Defining Certain Rights of Shareholders

#     4(b)           Specimen Stock Certificate

*     5.1            Opinion of Nadeau & Simmons, P.C. regarding the legality
                     of the securities being offered hereby.

      7              Not applicable

      9              Not applicable

#     10(a)          Pre-incorporation Consultation and Subscription Agreement

*     10.1           Consultation Services Agreement

      11             Not applicable

      14             Not applicable

      16             Not applicable

      21             Not applicable

*     23.1           Consent of Counsel
                     (contained in Exhibit 5.1)

      Exhibit No.    Exhibit

*     24.1           Consent of Dennis W. Bersch, CPA.

      27             Financial Data Schedule

      28             Not applicable

#     99.1           Safe Harbor Compliance Statement
____________________________

x     filed herewith

#     incorporated herein by reference from Registrant's Third
      Amendment to Form 10SB12G, filed August 5, 1999.


ITEM 9.  UNDERTAKINGS

The undersigned hereby undertakes:

(1)(a) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

(2) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

(3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act pursuant to section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

(4) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Providence, Rhode Island, on the 15th day of May, 2000.


OAK BROOK CAPITAL IV, INC.

By:  /s/ Gerard Werner

________________________________
GERARD WERNER
Vice President and Secretary

Date: May 15, 2000

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                   Date
_________________         ___________             ________________

/s/ Mark T. Thatcher      Chairman and            May 15, 2000
                          & President

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           --------------------------

                                    EXHIBITS

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------


                           OAK BROOK CAPITAL IV, INC.


                                 EXHIBIT INDEX


     Exhibit No.       Exhibit

#    3(a)              Articles of Incorporation

#    3(b)              Bylaws

#    4(a)              Agreements Defining Certain Rights of Shareholders

#    4(b)              Specimen Stock Certificate

*    5.1               Opinion of Nadeau & Simmons, P.C. regarding the
                       legality of the securities being offered hereby.

     7                 Not applicable

     9                 Not applicable

#    10(a)             Pre-incorporation Consultation and Subscription Agreement

*    10.1              Consultation Services Agreements

     Exhibit No.       Exhibit

     11                Not applicable

     14                Not applicable

     16                Not applicable

     21                Not applicable

*    23.1              Consent of Counsel
                       (contained in Exhibit 5.1)

*    24.1              Consent of Dennis W. Bersch, CPA.

     27                Financial Data Schedule

     28                Not applicable

#    99.1              Safe Harbor Compliance Statement
____________________________

x    filed herewith

#    incorporated herein by reference from Registrant's Third
     Amendment to Form 10SB12G, filed August 5, 1999.